Exhibit 10.2

ESCROW AGREEMENT

This Escrow Agreement, dated as of this 10th day of May, 2005 (this “Agreement”), by and among (i) ABIOMED, Inc., a Delaware corporation (“ABIOMED”), (ii) the persons named in Exhibit A attached hereto (collectively, the “Stockholders”), who are all of the Stockholders of Impella CardioSystems AG, a German company (“Impella”), (iii) Accelerated Technologies, Inc., in its capacity as agent for the Stockholders (the “Stockholders’ Representative”) and (iv) American Stock Transfer & Trust Company, a New York corporation, as escrow agent (the “Escrow Agent”).

WHEREAS, pursuant to a Share Purchase Agreement by and among ABIOMED,  Impella, the Stockholders and the Stockholders’ Representative dated as of April 26, 2005 (the “Purchase Agreement”), the parties thereto have agreed, subject to the terms and conditions set forth therein, that, among other things, ABIOMED will acquire Impella in exchange for shares of ABIOMED Common Stock (as such term is defined in the Purchase Agreement);

WHEREAS, pursuant and subject to the Purchase Agreement, the Stockholders have agreed to indemnify ABIOMED for certain claims that ABIOMED may incur;

WHEREAS the Stockholders have appointed the Stockholders’ Representative and the Stockholders’ Representative has accepted the appointment to act on behalf of such parties for purposes of this Agreement and as set forth in the Purchase Agreement; and

WHEREAS, pursuant to the Purchase Agreement,  ABIOMED is transferring to the Escrow Agent as security for potential claims for indemnification by ABIOMED pursuant to the terms of the Purchase Agreement, an aggregate of 210,000 shares of ABIOMED Common Stock (which amount represents a portion of the total number of shares of ABIOMED Common Stock to be paid to the Stockholders at the Closing pursuant to the terms of the Purchase Agreement (rounded up to the nearest whole number of shares of ABIOMED Common Stock for each Stockholder)), to be held by the Escrow Agent upon the terms and conditions set forth herein.  (For purposes of this Agreement, the term “Escrow Fund” shall refer to the shares of ABIOMED Common Stock held by the Escrow Agent from time to time pursuant to this Agreement);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.  Establishment of Escrow.

(a)  ABIOMED and the Stockholders hereby appoint the Escrow Agent to serve as agent for the purpose of holding and distributing the Escrow Fund upon the terms and conditions herein set forth, and the Escrow Agent accepts such appointment subject to the terms and conditions hereof.  In accordance with Section 2.4(b) of the Purchase Agreement, at the Closing (as defined in the Purchase Agreement), ABIOMED shall deposit with the Escrow Agent 210,000 shares of ABIOMED Common Stock (collectively, the “Deposit”), which shares represent a part of the shares of ABIOMED Common Stock issuable pursuant to the Purchase Agreement.  The Deposit shall consist of one certificate registered in the name of the Escrow Agent.  The shares of ABIOMED Common Stock contained in the Deposit shall be credited to a book entry account for each such Stockholder maintained by the Escrow Agent (an “Account”), with each Stockholder being credited with the number of shares of ABIOMED Common Stock set forth opposite such Stockholder’s name on Exhibit A hereto.

(b)  If at any time during the term of this Agreement, a stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of ABIOMED, certificates evidencing all new, substituted or additional shares, or other securities, issued by reason of any such change shall be deposited with the Escrow Agent and shall for all purposes constitute part of the Escrow Fund hereunder and be deemed shares of ABIOMED Common Stock as such term is used herein.

2.  Disbursement of the Escrow Fund.  Except as otherwise provided in this Section 2, the Escrow Fund shall remain in existence from the Closing until the eighteen (18) month anniversary of the date of this Agreement (the “Termination Date”).  The Escrow Agent shall continue to hold the Escrow Fund in its possession until authorized hereunder to make distributions from the Escrow Fund.  The Escrow Agent shall distribute the Escrow Fund as follows:

(a)  If, at any time on or prior to the Termination Date, ABIOMED wishes to make a claim (each, an Indemnification Claim) against the Escrow Fund for which it reasonably believes it is entitled to recovery under Article IX of the Purchase Agreement, ABIOMED shall execute and deliver to the Escrow Agent (with a copy being sent simultaneously to the Stockholders’ Representative pursuant to Article IX of the Purchase Agreement) a written notice asserting a claim for indemnification against the Stockholders in accordance with Article IX of the Purchase Agreement (a “Claim Notice”; and the right of indemnity asserted in a Claim Notice being hereinafter referred to as a “Claim”) stating: (i) the dollar amount of the Claim and the number of shares of ABIOMED Common Stock held in the Escrow Fund to be applied to satisfy such Claim, determined after giving effect to the provisions of Article IX of the Purchase Agreement (including the method of calculating the value of a share of ABIOMED Common Stock) (the “Claimed Amount”), (ii) the Claim meets the applicable threshold requirement of Section 9.5 of the Purchase Agreement (the “Threshold Requirement”) and (iii) the nature and description of such Claim in reasonable detail (to the extent known); provided, however, the following shall apply:

(i)             In order to be effective hereunder, a Claim Notice delivered to the Escrow Agent pursuant to this Section 2(a) must (A) set forth the nature and description of such Claim (to the extent known), the Claimed Amount (and the application of the Threshold Requirement to the determination thereof), and the basis for ABIOMED’s request for indemnification and (B) be received by the Escrow Agent and the Stockholders’ Representative on or prior to the close of business on the Termination Date;

(ii)          If, following Escrow Agent’s receipt of any Claim Notice by ABIOMED pursuant to this Section 2(a), the Escrow Agent either (A) receives written notification from the Stockholders’ Representative that the Claim and the Claimed Amount is not disputed or (B) does not receive a notice from the Stockholders’ Representative within twenty (20) days of receipt of the Claim Notice indicating that a dispute exists with respect to the Claim, then the Escrow Agent shall, within five (5) days after the earlier of the receipt of the notice referred to in clause (A) of this paragraph or following the expiration of the twenty (20) day period referred to in clause (B) of this paragraph, deliver to ABIOMED from the Escrow Fund, through instruments of transfer reasonably satisfactory to ABIOMED, certificates representing a number of shares of ABIOMED Common Stock equal to the Claimed Amount but not in excess of the Escrow Fund, or, if the Claimed Amount shall be greater than the remaining portion of the Escrow Fund, the balance of the Escrow Fund; and

(iii)       If, within twenty (20) days of the Escrow Agent’s receipt of a Claim Notice, the Escrow Agent receives written notification from the Stockholders’ Representative that (A) such Claim is disputed or (B) that such Claim is only partially disputed and that ABIOMED is only entitled to receive part, but not all, of the Claimed Amount (the “Agreed Amount”), then the Escrow Agent shall within five (5) days after the receipt of the notice referred to in clause (B) of this paragraph, deliver to ABIOMED from the Escrow Fund through instruments of transfer reasonably satisfactory to ABIOMED certificates representing a number of shares of ABIOMED Common Stock equal to the Agreed Amount, but not in excess of the Escrow Fund, or, if the Agreed Amount shall be greater than the remaining portion of the Escrow Fund, the balance of the Escrow Fund.

(iv)      If, within twenty (20) days of the Escrow Agent’s receipt of a Claim Notice, the Escrow Agent receives written notification from the Stockholders’ Representative that it disputes all or any portion of a Claim, such dispute shall be resolved pursuant to Section 3 hereof.  Within five (5) days after the Stockholders’ Representative and ABIOMED resolve a dispute with respect to the Claimed Amount in the form of a memorandum pursuant to Section 3(a), a settlement agreement pursuant to Section 3(b), or by obtaining a final order of Arbitrators pursuant to Section 3(b), and such memorandum, settlement agreement or order provides that ABIOMED is entitled to be indemnified for any portion of the Claimed Amount, the Escrow Agent shall deliver to ABIOMED from the Escrow Fund through instruments of transfer reasonably satisfactory to ABIOMED certificates representing a number of shares of ABIOMED Common Stock equal to the such portion of the Claimed Amount, but not in excess of the Escrow Fund, or, if such portion of the Claimed Amount shall be greater than the remaining portion of the Escrow Fund, the balance of the Escrow Fund.

(b)  Any distribution of shares of ABIOMED Common Stock to satisfy an ABIOMED Claim pursuant to Section 2(a) hereof shall be deducted from the respective Accounts of each

Stockholder in proportion to each Stockholder’s pro rata portion set forth on Exhibit A hereto (“Pro Rata Portion”), provided, however, that, if the Account of a Stockholder does not contain shares of ABIOMED Common Stock sufficient to pay such Stockholder’s Pro Rata Portion of such ABIOMED Claim (as a result of a Claim based on a breach of a representation set forth in Section 4.1 of the Purchase Agreement) and other shares of ABIOMED Common Stock remain in the Escrow Fund, then such other shares of ABIOMED Common Stock shall be deducted from the respective Accounts of the other Stockholders to satisfy such ABIOMED Claim in proportion to the amount that each such other Stockholder’s Pro Rata Portion bears to the total Pro Rata Portions of all such other Stockholders.  Notwithstanding the foregoing, in the event of a Claim based on a breach of a representation set forth in Section 4.1 of the Purchase Agreement by a particular Stockholder, the Escrow Agent shall distribute to ABIOMED only those shares of ABIOMED Common Stock held in the Escrow Fund and credited to the Account of the Stockholder who is responsible for such Claim, as such Stockholder is identified in the award, agreement or notice delivered to the Escrow Agent pursuant to Section 2(a) hereof.

(c)  Promptly following the Termination Date, the Escrow Agent shall, on receipt of written notice from ABIOMED or the Stockholders’ Representative, distribute to the Stockholders’ Representative on behalf of the Stockholders the entire then remaining balance, if any, of the Escrow Fund, that is in excess of the aggregate Claimed Amounts specified in all Claim Notices which, on or prior to such date, have been delivered to the Escrow Agent but which have not been paid to ABIOMED or otherwise discharged or withheld pursuant to this Section 2.  Any such distribution shall be deducted from each Stockholder’s Account and distributed based on each Stockholder’s Pro Rata Portion.  To the extent that the final amount of a Claim remains unknown on the Termination Date, a number of shares of ABIOMED Common Stock reasonably estimated by ABIOMED and the Stockholders’ Representative as providing adequate recourse for satisfaction of the final amount of the Claim, plus an amount reasonably estimated by ABIOMED and the Stockholders’ Representative to provide reimbursement for costs and expenses incurred in resolving such Claim, shall be reserved until the final resolution and satisfaction of such Claim, and the Escrow Agent may rely upon a written certification executed by both ABIOMED and the Stockholders’ Representative as to such amounts.  Any portion of the Escrow Fund which shall continue to be held by the Escrow Agent pursuant to the preceding sentence shall be so held until such time as all disputed Claims hereunder shall have been settled or resolved and notice of such settlement or resolution setting forth the amounts to be paid to ABIOMED shall have been delivered to the Escrow Agent in accordance with the terms hereof.  As outstanding Claims are resolved, reserves in excess of the amounts withheld with respect to all Claims remaining unresolved shall be released to the Stockholders’ Representative on behalf of the Stockholders and shall be deducted from each Stockholder’s Account and distributed based on each Stockholder’s Pro Rata Portion.

(d)  In order that the Escrow Agent may distribute the shares of ABIOMED Common Stock from the Escrow Fund as provided in this Agreement, ABIOMED agrees to cause its transfer agent to deliver to the Escrow Agent upon surrender of a certificate then held by the Escrow Agent (i) a new certificate or certificates representing the shares of ABIOMED Common

Stock to be distributed hereunder, issued in the name of the distributee and (ii) if necessary, new certificates representing shares of ABIOMED Common Stock issued in the name of the Escrow Agent to be retained by the Escrow Agent as part of the Escrow Fund.  The Stockholders shall execute and deliver such instruments of transfer, stock powers and instructions to the Escrow Agent and ABIOMED as may be reasonably requested to give effect to the provisions of this Agreement.  Each of the Stockholders hereby authorizes the Stockholders’ Representative to execute and deliver any such instruments, powers and instructions on its behalf and hereby constitutes and appoints the Stockholders’ Representative its true and lawful agent and attorney-in-fact, with full power of substitution to the Stockholders’ Representative and each substitution so appointed, and full power and authority in its name, place and stead, to make, execute and acknowledge all such documents.

3.  Resolution of Conflicts.

(a)  In case the Stockholders’ Representative shall so object in writing to the indemnification of ABIOMED, in respect of any Claim or Claims made by ABIOMED in any Claim Notice, the Stockholders’ Representative and ABIOMED shall attempt in good faith to agree upon their rights with respect to each of such claims in accordance with Section 11.1 of the Purchase Agreement.  If the Stockholders’ Representative and ABIOMED shall so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.  The Escrow Agent shall be entitled to rely on any such memorandum and to distribute shares of ABIOMED Common Stock from the Escrow Fund in accordance with the terms of the memorandum.

(b)  If an agreement cannot be reached after good faith negotiation, the Escrow Agent shall deliver to ABIOMED that portion of the Claimed Amount upon the Escrow Agent’s receipt of (i) a final order of Arbitrators in accordance with Section 11.2 of the Purchase Agreement setting forth the resolution of such dispute and the portion of the Claimed Amount in dispute, if any, to which the Arbitrators have determined ABIOMED is entitled to be indemnified, (ii) a joint written settlement agreement executed by the Stockholders’ Representative and ABIOMED, which agreement provides that the Stockholders’ Representative has agreed ABIOMED is entitled to be indemnified for a portion of the Claimed Amount in dispute.

4.  Escrow Agent’s Duties.

(a)  Except as expressly contemplated by this Agreement or by joint written instructions from ABIOMED and the Stockholders’ Representative, the Escrow Agent shall not transfer or otherwise dispose of in any manner all or any portion of the Escrow Fund, except pursuant to an order of a court of competent jurisdiction.

(b)  The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties.  With respect to the Stockholders’ Representative, the Escrow

Agent and ABIOMED shall be entitled to rely on any instrument executed by the Stockholders’ Representative.  The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of either in-house or outside counsel to the Escrow Agent shall be conclusive evidence of such good faith.

(c)  The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto (but not any communications properly delivered pursuant to Sections 2 or 3 hereof) or by any other person, excepting only a final order of arbitrators in accordance with Section 11.2 of the Purchase Agreement or orders or process of courts of law, and is hereby expressly authorized to comply with and obey any such final order of arbitrators or any orders, judgments or decrees of any court of law.  In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court of law, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d)  The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(e)  If any party to this Agreement disagrees on anything connected with the Escrow Fund, (1) the Escrow Agent will not have to settle the matter, (2) the Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damage, (3) if the Escrow Agent intervenes in or is made a party to any legal proceedings, it will be entitled to such reasonable compensation for services, costs and attorney’s fees pursuant to Section 5 hereof and (4) the Escrow Agent is entitled to hold assets deposited in the Escrow Fund pending settlement of the disagreement by any of the above means.

5.  Indemnification and Fees of Escrow Agent.

(a)  In consideration of its acceptance of the appointment as Escrow Agent, the Stockholders’ Representative on behalf of the Stockholders and ABIOMED, jointly and severally, shall indemnify and hold the Escrow Agent harmless as to any liability incurred by it (other than for the ordinary services contemplated by this Agreement) to any other person or entity by reason of its having accepted the same or in carrying out any of the terms hereof, and shall reimburse the Escrow Agent for all its out-of-pocket expenses, including, among other things, reasonable counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto, except in the event of the negligence or misconduct of the Escrow Agent; provided, however, that such liability or expenses shall be divided equally between ABIOMED, on the one hand, and the Stockholders on the other.  The fees and charges set forth below for the services of the Escrow Agent will be considered compensation for the Escrow Agent’s ordinary services as contemplated by this Agreement.

(b) The Escrow Agent shall receive fees for its services hereunder in accordance with the Fee Schedule attached hereto as Exhibit B.  All such fees shall be paid 50% by the Stockholders and 50% by ABIOMED.

6.  Resignation, Removal, Successor.

(a)  The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to ABIOMED and the Stockholders’ Representative not less than thirty days before such resignation is to take effect.

(b)  The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by ABIOMED and the Stockholders’ Representative.

(c)  If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to Section 6(a) hereof, shall be removed pursuant to Section 6(b) hereof, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, ABIOMED and the Stockholders’ Representative shall promptly appoint a successor Escrow Agent, which shall be a bank or trust company having assets in excess of $500 million.  Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to ABIOMED and the Stockholders’ Representative, an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement.  Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the Escrow Fund to such successor.

(d)  In the event that a successor Escrow Agent has not been appointed within thirty days of the date of any such resignation, removal, dissolution, incapacity or vacancy, the Escrow Agent or its legal representative shall deposit the Escrow Fund with the clerk of a court of competent jurisdiction and shall interplead all of the parties hereto.  Upon so depositing the Escrow Fund and filing its pleading, this Agreement shall terminate as to the Escrow Agent.

(e)  In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity, then such surviving entity, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations, of the Escrow Agent.

7.  Valuation of ABIOMED Common Stock for Indemnification Purposes.  Whenever the Escrow Agent delivers any shares of ABIOMED Common Stock held in escrow to ABIOMED to satisfy all or a portion of an Indemnification Claim, such shares of ABIOMED Common Stock shall be valued in accordance with the provisions of Section 9.3(d) of the

Purchase Agreement.

8.  Conflict With Purchase Agreement.  In the case of a conflict between the provisions of this Agreement and the Purchase Agreement, the provisions of the Purchase Agreement shall govern.

9.  Voting and Dividends.  Notwithstanding that a share of ABIOMED Common Stock is held in the Escrow Fund, nothing contained in this Agreement shall in any way limit the rights of the Stockholders to exercise the votes attaching to such shares of ABIOMED Common Stock or to receive dividends thereon (other than dividends of shares of ABIOMED Common Stock or other securities, which shall become part of the Escrow Fund as provided in Section 1(b) hereof).

10.  Termination.  This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Fund in accordance with the terms of this Agreement.

11.  Amendments and Supplements.  This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by ABIOMED, the Stockholders’ Representative and the Escrow Agent.

12.  No Waiver.  The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance.  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision.  No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

13.  Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

14.  Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, or sent via a reputable overnight courier service with confirmation of receipt requested, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

If to ABIOMED:

ABIOMED, Inc.

22 Cherry Hill Drive

Danvers, MA 01923

USA

Attention:   President

Facsimile:  (01) 978-777-8411

With a required copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

USA

Attention:   Peter M. Rosenblum, Esq.

Facsimile:  (01) 617 832-7000

and

Freshfields Bruckhaus Deringer

Taunusanlage 11

60329 Frankfurt Am Main

Germany

Attention:   Dr. Karsten Müller-Eising

Facsimile:  (49) 69 23 26 64

To any Stockholder or the Stockholders’ Representative:

c/o Accelerated Technologies, Inc., as Stockholders’ Representative

401 Hackensack Avenue

Hackensack, NJ  07601

Attention:  Richard Geoffrion

Facsimile:  (201) 487-2005

With a required copy to:

Fulbright & Jaworski, L.L.P.

666 Fifth Avenue

New York, New York  10103

Attn:  Joseph F. Daniels, Esq.

Facsimile:  (212) 318-3400

To the Escrow Agent:

American Stock Transfer & Trust Company

6201 15th Avenue, 2nd Floor

Brooklyn, NY  11219

Attn:  Karen Trachtenberg

13.  Construction of Agreement.  A reference to a Section shall mean a Section in this Agreement unless otherwise expressly stated.  The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

14.  Entire Agreement, Assignability, etc..  This Agreement and the Purchase Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise.

15.  Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

16.  Counterparts.  This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed as an agreement under seal as of the date first written above.

ABIOMED, INC.

/s/ Javier Jimenez
Name: Javier Jimenez
Title: VP Operations

AMERICAN STOCK TRANSFER & TRUST COMPANY

/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President

[Signature Page to Escrow Agreement]

STOCKHOLDERS’ REPRESENTATIVE

ACCELERATED TECHNOLOGIES, INC.

/s/ John P. Brancaccio
Name: John P. Brancaccio
Title: CFO

IMPELLA STOCKHOLDERS

ACCELERATED TECHNOLOGIES, INC.

By	/s/ John P. Brancaccio
Name: John P. Brancaccio
Title: CFO

MRNA FUND II L.P.
By: OBP Management IV L.P., its General Partner

By:	/s/ Jeffrey T. Barnes
Name: Jeffrey T. Barnes
Title: General Partner

OXFORD BIOSCIENCE PARTNERS IV L.P.
By: OBP Management IV L.P., its General Partner

By:	/s/ Jeffrey T. Barnes
Name: Jeffrey T. Barnes
Title: General Partner

GIZA EXECUTIVE VENTURE FUND III L.P.

By:	/s/ Avi Molcho
Name: Avi Molcho
Title: Managing Director

By:	/s/ Zvi Schecter
Name: Zvi Schechter
Title: Managing Director

GIZA ALPINVEST VENTURE FUND III L.P.

By:	/s/ Avi Molcho
Name: Avi Molcho
Title: Managing Director

By:	/s/ Zvi Schecter
Name: Zvi Schechter
Title: Managing Director

GIZA GE VENTURE FUND III L.P.

By:	/s/ Avi Molcho
Name: Avi Molcho
Title: Managing Director

By:	/s/ Zvi Schecter
Name: Zvi Schechter
Title: Managing Director

GIZA GMULOT VENTURE FUND III L.P.

By:	/s/ Avi Molcho
Name: Avi Molcho
Title: Managing Director

By:	/s/ Zvi Schecter
Name: Zvi Schechter
Title: Managing Director

GIZA VENTURE FUND III L.P.

By:	/s/ Avi Molcho
Name: Avi Molcho
Title: Managing Director

By:	/s/ Zvi Schecter
Name: Zvi Schechter
Title: Managing Director

/s/ Donald S. Baim
Dr. Donald S. Baim

/s/ Daniel Burkhoff
Dr. Daniel Burkhoff

/s/ Peter J. Fitzgerald
Dr. Peter J. Fitzgerald

/s/ Richard Geoffrion
Richard Geoffrion

/s/ Martin B. Leon
Dr. Martin B. Leon

/s/ Mark Maguire
Mark Maguire

/s/ Arthur Pergament
Arthur Pergament

/s/ Paul Spence
Dr. Paul Spence

/s/ Paul S. Teirstein
Dr. Paul S. Teirstein

/s/ Eberhard Grube
Dr. Eberhard Grube

ABN AMRO PARTICIPATIES B.V.

By:	/s/ M. A. van Osis
Name: M. A. van Osis
Director

By:	/s/ LPA Bergstein
Name: LPA Bergstein
Director

MEDICA II INVESTMENTS (INTERNATIONAL) L.P.

By:	/s/ Yuval Binur
Name: Yuval Binur
Title: GP

By:
Name:
Title:

MEDICA II INVESTMENTS (P.F) (ISRAEL) L.P.

By:	/s/ Yuval Binur
Name: Yuval Binur
Title: GP

By:
Name:
Title:

MEDICA II INVESTMENTS (ISRAEL) L.P.

By:	/s/ Yuval Binur
Name: Yuval Binur
Title: GP

By:
Name:
Title:

/s/ Volker Trenz /s/ Rolf Käse
(Dr. Paolo Cremascoli represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Volker Trenz /s/ Rolf Käse
(Guido Derjung represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Rolf Käse
(Dr. Rolf Käse)

/s/ Volker Trenz /s/ Rolf Käse
(Dirk Michels represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Volker Trenz /s/ Rolf Käse
(Christoph Nix represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Volker Trenz /s/ Rolf Käse
(Prof. Dr. Günter Rau represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Volker Trenz /s/ Rolf Käse
(Community of Heirs After Prof. Dr. Helmut Reul represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Volker Trenz /s/ Rolf Käse
(Sebastian Schwandtner represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)

/s/ Volker Trenz /s/ Rolf Käse
(Dr. Thorsten Sieß represented by Volker Trenz and Dr. Rolf Käse on the basis of their power of attorney)